UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2006

Avon Products, Inc.
(Exact name of registrant as specified in its charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)

(212) 282-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2006, Avon Products, Inc. (the “Company”) completed a public offering of $500,000,000 aggregate principal amount of its 5.125% Notes due 2011 (the “Notes”). The Notes are governed by an Indenture (the “Indenture”), dated as of May 13, 2003, between the Company and JPMorgan Chase Bank, N.A., as Trustee. The Notes were issued pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated as of January 5, 2006, among the Company, Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives of the underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Company sold the Notes to the Underwriters at an issue price of 99.272% of the principal amount thereof, and the Underwriters offered the Notes to the public at a price of 99.872% of the principal amount thereof.

The Notes were offered and sold by the Company pursuant to its registration statement on Form S-3 (File No. 333-103432).

The foregoing description of the Indenture and Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, and to the full text of the Underwriting Agreement, which is filed as an exhibit hereto, each of which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated as of January 5, 2006, among Avon Products, Inc. and Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

(Page 2 of 3 Pages)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Gilbert L. Klemann, II

Gilbert L. Klemann, II
Senior Vice President and General Counsel

Date: January 10, 2006